Exhibit 1.1

EXECUTION VERSION

FXCM Inc.

Class A Common Stock

(par value $.01 per share)

Equity Distribution AGREEMENT

October 3, 2016

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

FXCM Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Jefferies LLC (“Jefferies”), as sales agent and/or principal (the “Agent”), shares (the “Shares”) of the Company’s Class A common stock, par value $.01 per share (the “Class A Common Stock”), having an aggregate gross sales price of up to $15,000,000 on the terms set forth in Section 2 of this Equity Distribution Agreement (this “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Agent as principal (rather than as sales agent), it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

For the avoidance of doubt, it shall be understood and agreed that any and all references in this Agreement to “subsidiaries” of the Company shall be deemed to include FXCM Holdings, LLC, a Delaware limited liability company (“Holdings”), and its subsidiaries.

Section 1. Representations and Warranties. The Company represents and warrants to the Agent that as of the date of this Agreement, each date on which Shares are delivered to the Agent pursuant to a Terms Agreement, each Representation Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):

(a)          Compliance with Registration Requirements. The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-212489), in respect of certain securities of the Company, including the Shares. (Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended (the “1933 Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the 1933 Act, is hereinafter called the “Registration Statement”.) The Registration Statement has become effective under the 1933 Act not earlier than three years prior to the date hereof. No stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. The base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any registration statement filed by the Company pursuant to Rule 462(b) under the 1933 Act in connection with the offer and sale of the Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”.

No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2), the Registration Statement and any amendments and supplements thereto complied in all material respects with the requirements under the 1933 Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and any Issuer Free Writing Prospectus (when considered together with the Prospectus), and any amendment or supplement thereto, as of each Applicable Time and at each Settlement Date, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection 1(a) shall not apply to any statements in or omissions from the Registration Statement, the Basic Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. For all purposes of this Agreement (including, without limitation, the provisions of this subsection 1(a) and of Section 7 of this Agreement), the Company and the Agent agree that the only information furnished to the Company by the Agent expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing is the name of the Agent.

(b)          S-3 Eligibility. (A) The conditions for the use of Form S-3, as set forth in the General Instructions thereto, are satisfied, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(c)          Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(d)          Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities indicated at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the entities indicated for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(e)          No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or otherwise), or in the earnings, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one enterprise (any such change being referred to herein as a “Material Adverse Change”), (B) the Company and its subsidiaries, considered as one enterprise, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one enterprise, or has entered into any transactions not in the ordinary course of business, and (C) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock or limited liability company interest, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or limited liability company interest.

(f)          Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, results of operations or prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(g)          Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, except in any case in which failure to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in any case in which failure to be in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would be deemed a Significant Subsidiary (as such term is defined in Rule 405 under the 1933 Act) other than Holdings and the subsidiaries identified as “Significant Subsidiaries,” if any, on Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than those Significant Subsidiaries, if any, formed since the last day of the most recently completed fiscal year.

(h)          Ownership of Subsidiaries. All of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and such capital stock owned by the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (“Liens”), except as disclosed in the Registration Statement and the Prospectus.

(i)          Capitalization. The shares of issued and outstanding Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company and the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to (i) this Agreement, (ii) reservations, agreements, employee benefit plans, dividend reinvestment plans or stock purchase plans referred to in the Prospectus, (iii) the exercise, redemption or exchange of convertible or exchangeable securities, options or warrants referred to in the Prospectus or (iv) unregistered issuances not required to be disclosed pursuant to the 1934 Act, the 1933 Act or any regulation promulgated thereunder). The Company’s Class A Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is listed on The NASDAQ Global Market (the “NASDAQ”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Class A Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing.

(j)          Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement has been duly authorized, executed and delivered by the Company. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the 1933 Act.

(k)          Authorization and Description of Securities. The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Class A Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(l)          Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws, limited liability company agreement, partnership agreement, or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s execution, delivery and performance of this Agreement or of any Terms Agreement, and the issuance and delivery of the Shares, and consummation of the transactions contemplated by this Agreement and by the Prospectus and by any Terms Agreement (i) have been or will be duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws, limited liability company agreement, partnership agreement, or similar organizational documents, as applicable, of the Company or any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults or Debt Repayment Triggering Events, or liens, charges or encumbrances that would not, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement or any Terms Agreement or the consummation of the transactions contemplated hereby or thereby, and (iii) will not result in any violation of any law, statute, administrative regulation or administrative or court decree applicable to the Company or any subsidiary, except such violations that would not, individually or in the aggregate, result in a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement or any Terms Agreement or the consummation of the transactions contemplated hereby or thereby. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m)          No Material Actions or Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or which has as the subject thereof any property owned or leased by, the Company or any of its subsidiaries that, if determined adversely to the Company or such subsidiary, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or any Terms Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)          Intellectual Property Rights. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, trademarks, trade names, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted or proposed in the Registration Statement and the Prospectus to be conducted by them (collectively, “Intellectual Property”), except where failure to own or license would not have a Material Adverse Effect . To the Company’s knowledge, except as would not result in a Material Adverse Effect, (i) there are no third parties who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Registration Statement and the Prospectus as licensed to the Company or one or more of its subsidiaries; and (ii) there is no infringement by third parties of any Intellectual Property. Except as would not result in a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity , enforceability or scope of any Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement or the Prospectus as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (D) challenging the validity or enforceability of any of the Intellectual Property. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect. The product candidates described in the Registration Statement and the Prospectus as under development by the Company or any subsidiary fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any subsidiary.

(o)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution and delivery by the Company of this Agreement or any Terms Agreement or the performance by the Company of its obligations under this Agreement or any Terms Agreement in connection with the offering, issuance or sale of the Shares under this Agreement or any Terms Agreement or the consummation of the transactions contemplated by this Agreement or any Terms Agreement and by the Registration Statement and the Prospectus except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside of the United States in which the Shares are offered (iii) such as have been obtained in connection with the approval of the listing of the Shares on the NASDAQ, or (iv) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)          Absence of Manipulation. Neither the Company nor any of its affiliates have taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(q)          All Necessary Permits, etc. The Company and each of its subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses (“Permits”), except for those for which failure to obtain would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, or renewal of any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(r)          Title to Properties. Except as disclosed in the Registration Statement and the Prospectus,] each of the Company and its subsidiaries has good and marketable fee simple title to or valid and enforceable leasehold title in all the properties and assets that are reflected as owned in the financial statements referred to in Section 1(d) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for security interests, mortgages, liens, encumbrances, equities, claims or other defects that would not reasonably be expected to have a Material Adverse Effect.

(s)          Tax Law Compliance. Each of the Company and Holdings has filed all federal, state, local and foreign income tax returns which have been required to be filed, except where failure to file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)          Investment Company Act. Neither of the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u)          Insurance. The Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(v)         No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Shares registered pursuant to the Registration Statement other than as disclosed in the Registration Statement and the Prospectus.

(w)          Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company or its subsidiaries or their respective officers and directors, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(x)          Accounting System. The Company and its subsidiaries maintain a system of internal accounting controls that is sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)          Disclosure Controls and Procedures. The Company and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries. The auditors of the Company and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Company to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Company. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z)          Compliance with Environmental Laws. Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws, regulations, judgments or orders relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any Permits required for the ownership or operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law or Permit; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or Holdings has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, injunctive relief, property damages, personal injuries, attorneys’ fees or fines or penalties arising out of, based on or resulting from a violation of Environmental Laws or a Permit issued thereunder, or the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or a Permit issued thereunder, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(aa)         ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained, or required to be contributed to, by the Company, its subsidiaries, or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, and the terms of the applicable plan, except as disclosed in the Registration Statement or the Prospectus or as would not be reasonably expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any trade or business (whether or not incorporated) that is a member of a group that is treated as a single employer under Section 414 of the Code or Section 4001 of ERISA of which the Company or such subsidiary is a member. Except, in each case, for any such matter that is disclosed in the Registration Statement or the Prospectus or would not be reasonably expected to have a Material Adverse Effect, (i) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained, or required to be contributed to, by the Company, its subsidiaries, or any of their ERISA Affiliates; (ii) no “employee benefit plan” established or maintained, or required to be contributed to, by the Company, its subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iii) neither the Company, its subsidiaries, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability (A) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” including any “multiemployer plan” (as defined under ERISA), (B) as a result of the determination that any “employee pension benefit plan” (as defined under ERISA) is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (C) under Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA; and (iv) each “employee benefit plan” established or maintained, or required to be contributed to, by the Company, its subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause or would reasonably be expected to cause the loss of such qualification.

(bb)         Compliance with Labor Laws. Except as disclosed in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(cc)         Related Party Transactions. No relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, partner, customer, or supplier of the Company, or any affiliate of the Company, on the other hand, which is required to be disclosed pursuant to Item 404 of Regulation S-K which is not so disclosed in the Registration Statement and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company, or any of their respective family members.

(dd)         Unlawful Payments. Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, is aware of or has taken or will take any action directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable law or regulation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including without limitation any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ee)         Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ff)         OFAC, etc. (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)         the subject of any sanctions administered or enforced by the government of the United States (including, without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)         located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, the Crimea region of Ukraine, Sudan and Syria).

(ii)         The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)         to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)         in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as sales agent or principal, advisor, investor or otherwise).

(iii)        The Company represents and covenants that for the past five years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(gg)         Deemed Representation. Any certificate signed by any officer of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.

(hh)         No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)         Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

Section 2. Sale and Delivery of Shares.

(a)          Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NASDAQ, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)          The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which the NASDAQ is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)          Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NASDAQ and in each case notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(d)          The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Class A Common Stock sold by the Agent on the NASDAQ or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be 3.0% of the gross sales price of the Shares sold pursuant to this Agreement. The Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.

(e)          If acting as sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the NASDAQ each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.

(f)          Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to this Agreement and any Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Class A Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement and any Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NASDAQ and in each case referred to in this clause (iii), and notified to the Agent in writing. In addition, under no circumstances shall the aggregate market value of securities sold under the Registration Statement, including but not limited to any Shares sold pursuant to this Agreement and any Terms Agreement, during the period of 12 calendar months immediately prior to, and including, any sale of such securities be more than one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the Company. Furthermore, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.

(g)          Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(h)          Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, any Shares and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during the 14 calendar days prior to the first date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a completed fiscal year or quarter (each, an “Earnings Announcement”), (ii) except as provided in Section 2(i) below, at any time from and including the Announcement Date through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (iii) during any other period in which the Company is in possession of material non-public information; provided that, unless otherwise agreed between the Company and Agent, for purposes of (i) and (ii) above, such period shall be deemed to end 24 hours after the relevant Filing Time.

(i)          If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (3)(i), (j) and (k) hereof; respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(n) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(h), which shall have independent application.

(j)          Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

Section 3. Covenants. The Company agrees with the Agent:

(a)          During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the applicable Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after receiving notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order.

(b)          Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or foreign partnership or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(c)          During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

(d)          To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(e)          To use the Net Proceeds from the sale of the Shares in the manner specified in the Registration Statement and the Prospectus.

(f)          In connection with the offering and sale of the Shares, the Company will file with the NASDAQ all documents and notices, and make all certifications, required by the NASDAQ of companies that have securities that are listed on the NASDAQ and will maintain such listing.

(g)          To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(h)          In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agent under this Agreement or any Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agent under this Agreement or any Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Shares pursuant to this Agreement or any Terms Agreement.

(i)          Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(h), (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8 K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Class A Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(i) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be prior to the next succeeding Applicable Time. The requirement to provide a certificate under this Section 3(i) shall be waived for any Representation Date occurring at a time at which the Company has instructed that no sales of Shares may be made hereunder, which waiver shall continue until the earlier to occur of the date the Company has instructed the Agent to sell Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently has instructed the Agent to sell Shares hereunder following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 3(i), then before the Company delivers an instruction to sell Shares or the Agent sells any Shares, the Company shall provide the Agent with a certificate referred to in Section 6(e) and a certificate under this Section 3(i).

(j)          Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 6(e) of this Agreement for which no waiver is applicable, the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) the written opinion and letter of Jones Day, counsel to the Company, or such other counsel to the Company reasonably acceptable to the Agent, and the written opinion of David Sassoon, general counsel of the Company, dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in the forms set forth in Exhibit A-1, and Exhibit B, respectively, hereto, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such opinions and letter or, in lieu of any such opinion and letter, the counsel last furnishing such opinion and letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(k)          Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 6(e) of this Agreement for which no waiver is applicable, the Company will cause Ernst & Young LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(l)          The Company consents to the Agent trading in the Class A Common Stock for its own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.

(m)          If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(n)          The Company will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(o)          The Company will not, for any period during which the Company has instructed the Agent to sell Shares pursuant to Section 2 until the issuance of such Shares or during the term of any Terms Agreement until the issuance of the related Shares, without (i) giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent’s suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Class A Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Class A Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Shares to be offered and sold through the Agent pursuant to this Agreement or any Terms Agreement and (y) the issuance of Class A Common Stock upon the exercise of any option or warrant or the conversion or exchange of a convertible or exchangeable security previously outstanding and (z) the issuance, grant or sale of Class A Common Stock, options to purchase shares of Class A Common Stock or shares of Class A Common Stock issuable upon the exercise of options or other equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Class A Common Stock upon exercise thereof.

(p)          If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent under the 1933 Act or the 1934 Act in connection with the sale of the Shares, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other reasonable actions necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

Section 4. Free Writing Prospectus.

(a)          (i)          The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and

(ii)         the Agent represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.

(b)          The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.

Section 5. Payment of Expenses. The Company covenants and agrees with the Agent that the Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including without limitation: (i) the fees, disbursements and expenses of the counsel, accountants and other advisors to the Company in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and legal investment memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and legal investment memoranda; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the NASDAQ; (vi) all expenses in connection with the preparation, issuance and delivery of the Shares to the Agent, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agent; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; (viii) all reasonable out-of-pocket expenses of the Agent, including the reasonable fees, disbursements and expenses of counsel for the Agent in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions completed hereunder up to a maximum of $175,000; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(b)          On every date specified in Section 3(j) hereof (including, without limitation, on every Request Date), Latham & Watkins LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)          On every date specified in Section 3(j) hereof (including, without limitation, on every Request Date), each of Jones Day, counsel to the Company, and David Sassoon, general counsel of the Company, shall have furnished to the Agent a written opinion or letter, dated as of such date, in the forms set forth in Exhibit A and Exhibit B, respectively, hereto.

(d)          At the dates specified in Section 3(k) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus.

(e)          (i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NASDAQ, or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(i) (including, without limitation, on every Request Date), the Agent shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer or Chief Accounting Officer, dated as of the date thereof, to the effect that (A) there has been not occurred any Material Adverse Change since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company has complied with all of the agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on their part to be performed or satisfied.

(f)          Since the date of the latest audited financial statements then included or incorporated by reference in the Registration Statement and the Prospectus, no Material Adverse Change shall have occurred.

(g)          The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.

(h)          On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.

(i)          All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(j)          The Shares shall have received approval for listing on the NASDAQ prior to the first Settlement Date.

(k)          Counsel for the Agent shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agent and counsel for the Agent.

Section 7. Indemnification.

(a)          The Company will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein. For all purposes of this Agreement (including, without limitation, the provisions of this Section 7), the Company and the Agent agree that the only information furnished to the Company by the Agent expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing is the name of the Agent.

(b)          The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares pursuant to this Agreement to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Agent with respect to the offering of the Shares exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)          The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the 1933 Act.

Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

Section 9. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iii) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 10. Termination.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company or with respect to any pending sale to the Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)          The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5, Section 7 and Section 8 of this Agreement shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(g) hereof.

(e)          In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement and such Terms Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Registration Statement or the Prospectus, in the judgment of the Agent, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission of the NASDAQ or if trading generally on the NYSE, NYSE MKT LLC or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Attention: General Counsel

with copy to (which shall not constitute notice):

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Fax. No.: (212) 906-1200

Attention: Wesley Holmes

and if to the Company to:

FXCM Inc.
55 Water Street, 50th Floor
New York, NY 10041
Fax. No.: (646) 432-2997
Attention: General Counsel

with copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281

Fax. No. (212) 755-7306

Attention: Boris Dolgonos

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agent and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.

Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

Section 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service with respect thereto. The parties waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. The parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction the parties are or may be subject, by suit upon such judgment.

Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.

Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

FXCM INC.

By:	/s/ David S. Sassoon

Name:	David S. Sassoon

Title:	General Counsel / Secretary

 Accepted as of the date hereof:

Jefferies LLC

By:	/s/ Michael A. Bauer

Name:	Michael A. Bauer

Title:	Managing Director

EXHIBIT A

Form of Corporate Opinion of Jones Day
Counsel for the Company

[_], 2016

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Re:	Up to $[_] of Class A Common Stock of FXCM Inc.

Ladies and Gentlemen:

We have acted as counsel for FXCM Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale, from time to time, of up to $[_] of shares (the “Authorized Shares”) of Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”), to be offered by the Company through Jefferies LLC (“Jefferies”) in one or more public offerings from time to time, pursuant to the Equity Distribution Agreement, dated as of [_], 2016 (the “Equity Distribution Agreement”), by and between the Company and Jefferies. Except as otherwise defined herein, terms used but not otherwise defined herein are used as defined in the Equity Distribution Agreement.

In connection with the opinions and views expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and views. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.          The Company is a corporation existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own or lease its properties as described in the Prospectus (as defined below).

2.          FXCM Holdings, LLC (“Holdings”) is a limited liability company existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to conduct its business and to own or lease its properties as described in the Prospectus.

3.          The Company has the authorized equity capitalization as set forth under the caption “Description of Capital Stock” in the Prospectus.

4.          The issuance by the Company of the Authorized Shares has been authorized by all necessary corporate action of the Company and, when the Authorized Shares are issued and delivered pursuant to the Equity Distribution Agreement against payment of the consideration therefor as provided therein, the Authorized Shares will be validly issued, fully paid and non-assessable.

Jefferies LLC

[_], 2016

5.          The Equity Distribution Agreement has been authorized by all necessary corporate action of, and has been executed and delivered by, the Company and Holdings.

6.          No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Equity Distribution Agreement by the Company, except (i) for the registration of the Authorized Shares under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), (ii) periodic and other reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder (the “Exchange Act Regulations”) or (iii) as may be required under state securities or “blue sky” laws.

7.          The execution, delivery and performance of the Equity Distribution Agreement by the Company, the issuance and sale of the Authorized Shares by the Company and the compliance with the terms and provisions of the Equity Distribution Agreement by the Company will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal and state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or its properties or violate or result in a default under any of the terms and provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), or the Amended and Restated Bylaws of the Company (the “Bylaws”) or any agreement to which the Company is a party or bound (this opinion being limited (i) to those orders and decrees identified on Exhibit A attached hereto and to those agreements identified on Exhibit B attached hereto and (ii) in that we express no opinion with respect to any violation or default (A) not readily ascertainable from the face of any such order, decree or agreement, (B) arising under or based upon any cross default provision insofar as it relates to a violation or default under an agreement not identified on Exhibit B attached hereto or (C) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

8.          The statements contained in the Prospectus under the caption “Description of Capital Stock” insofar as such statements purport to summarize provisions of the Certificate of Incorporation, the Bylaws or the General Corporation Law of the State of Delaware (the “DGCL”), present fair summaries of such documents in all material respects.

9.          The statements contained in the Prospectus under the caption “Material United States Federal Income Tax Consequences,” insofar as such statements purport to summarize provisions of U.S. federal income tax laws, present fair summaries of such provisions in all material respects.

10.         The holders of Common Stock are not entitled to any statutory pre-emptive rights pursuant to the DGCL, the Certificate of Incorporation or the Bylaws or to contractual pre-emptive or other similar contractual rights under any of the agreements identified on Exhibit B attached hereto.

11.         The Company is not, and, after giving effect to the offering and sale of the Authorized Shares and the application of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

Jefferies LLC

[_], 2016

We have participated in the preparation of the Company’s prospectus supplement, dated [_], 2016 (together with the prospectus, dated August 2, 2016, the “Prospectus”). Each of the Registration Statement on Form S-3 (Registration No. 333-212489) (the “Registration Statement”) and the Prospectus includes the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (collectively, the “Exchange Act Documents”). From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Ernst & Young LLP, the independent registered public accounting firm who examined the financial statements of the Company, with Jefferies and with counsel to Jefferies, concerning the information contained in or incorporated by reference in the Registration Statement and the Prospectus and the responses to various items in Form S-3. Based on our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, and the Prospectus, as of the date hereof, complies as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraphs 8 and 9 above) of the information contained in or incorporated by reference into the Registration Statement and the Prospectus. Based on our participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Securities Act), as of the date hereof, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date hereof, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view with respect to the financial statements and reports relating thereto, financial schedules and other financial data included or incorporated by reference therein or excluded therefrom.

Based solely on the Notice of Effectiveness relating to the Registration Statement as published by the Securities and Exchange Commission (the “Commission”) on its website on August 2, 2016, the Registration Statement has become effective under the Securities Act. In addition, based solely upon our review of the website of the Commission, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been initiated by the Commission.

The opinions and views set forth above are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions and views expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Equity Distribution Agreement. We have not independently verified such matters.

Jefferies LLC

[_], 2016

The opinions expressed in paragraphs 1 and 2 above with respect to the existence and/or good standing, as the case may be, of the Company are based solely on certificates of public officials as to factual matters or legal conclusions set forth therein.

With respect to our opinions in paragraph 4, we have assumed that (i) the resolutions authorizing the Company to issue and deliver and sell the Authorized Shares pursuant to the Equity Distribution Agreement will be in full force and effect at all times at which the Authorized Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions, and (ii) the timing of, the terms of and the consideration for each issuance of the Authorized Shares by the Company under the Equity Distribution Agreement will be approved by the Board of Directors of the Company or an authorized committee or subcommittee of the Board of Directors.

The opinions and views expressed herein are limited to (i) the federal securities laws of the United States of America, (ii) the DGCL and (iii) the Delaware Limited Liability Company Act, in each case as currently in effect, and we express no opinion or view as to the effect of the laws of any other jurisdiction on the opinions and views expressed herein. Our opinions and views are limited to those expressly set forth herein, and we express no opinion or view by implication.

This letter is furnished by us to you, solely for your benefit in your capacity as sales agent under the Equity Distribution Agreement and solely with respect to the issuance and sale of the Authorized Shares by the Company, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

Exhibit A

Orders and Decrees

None.

Jefferies LLC

[_], 2016

Exhibit B

Material Agreements

1.          Indenture, dated June 3, 2013, between the Company and The Bank of New York Mellon, as trustee.

2.          Form of 2.25% Convertible Senior Note due 2018.

3.          Rights Agreement, dated as of January 29, 2015, by and between FXCM Inc. and American Stock Transfer & Trust Company, LLC.

4.          Form of Option Agreement.

5.          Amended and Restated Rights Agreement, dated as of January 26, 2016, by and between FXCM Inc. and American Stock Transfer & Trust Company, LLC.

6.          Third Amended and Restated Limited Liability Company Agreement of FXCM Holdings, LLC, dated as of December 1, 2010.

7.          Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of FXCM Holdings, LLC.

8.          Amendment No. 2 to the Third Amended and Restated Limited Liability Company Agreement of FXCM Holdings, LLC, dated as of January 29, 2015.

9.          Exchange Agreement, dated as of December 1, 2010, among FXCM Inc., FXCM Holdings, LLC and the holders of Holdings Units from time to time party thereto.

10.         Tax Receivable Agreement, dated as of December 1, 2010, by and among FXCM Inc., FXCM Holdings, LLC and the TRA Parties from time to time party thereto.

11.         FXCM Inc. Amended and Restated 2010 Long-Term Incentive Plan.

12.         Form of Annual Incentive Plan.

13.         Offer Letter of Robert Lande, dated as of December 23, 2009.

14.         Form of Option Award Agreement.

15.         Severance Protection Agreement between Dror (Drew) Niv and FXCM Holdings, LLC, dated as of December 1, 2010.

16.         Severance Protection Agreement between David Sakhai and FXCM Holdings, LLC, dated as of December 1, 2010.

17.         Form of Option Award Agreement for Non-Employee Directors.

18.         Form of Restricted Stock Unit Award Agreement.

Jefferies LLC

[_], 2016

19.         Amended and Restated Deed of Shareholders Agreement relating to Lucid Markets Trading Limited, by and among Dierk Reuter, Matthew Wilhelm, FXCM UK Merger Limited, FXCM Holdings, LLC and Lucid Markets Trading Limited.

20.         Purchase Agreement, dated May 28, 2013, between the Company and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several purchasers named therein.

21.         Form of Convertible Bond Hedge Transaction Confirmation, dated May 28, 2013, between the Company and dealer.

22.         Form of Amendment to Convertible Bond Hedge Transaction Confirmation, dated May 30, 2013, between the Company and dealer.

23.         Form of Issuer Warrant Transaction Confirmation, dated May 28, 2013, between the Company and dealer.

24.         Form of Amendment to Issuer Warrant Transaction Confirmation, dated May 30, 2013, between the Company and dealer.

25.         Amended and Restated Letter Agreement, dated January 24, 2015 by and among FXCM Inc., FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation.

26.         Amended and Restated Credit Agreement, dated January 24, 2015 by and among FXCM Holdings, LLC, FXCM Newco, LLC, Leucadia National Corporation, as Administrative Agent and lender, and other lenders parties thereto from time to time.

27.         Amended and Restated Financing Fee Letter, dated January 24, 2015 by and among FXCM Holdings, LLC, FXCM Newco, LLC and Leucadia National Corporation.

28.         Amended and Restated Security and Guaranty Agreement, dated January 24, 2015 by and among FXCM Holdings, LLC, FXCM Newco, LLC, Forex Trading LLC, FXCM Systems, LLC, Yozma LLC, Financial Horizons Capital, LLC, Horizons Funding, LLC, FXCM Partners, LLC and Leucadia National Corporation.

29.         Form of Amended and Restated Severance Agreement for Founders.

30.         Form of Severance Agreement for Selected Executives and Managers.

31.         FXCM Inc. Annual Incentive Bonus Plan for Founder-Directors (2015-2016).

32.         FXCM Inc. Annual Incentive Bonus Plan for Specified Executive Officers (2015-2016).

EXHIBIT B

Form of Opinion of David Sassoon

General Counsel of the Company

[_], 2016

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Re:	Up to $[_] of Class A Common Stock of FXCM Inc.

Ladies and Gentlemen:

As General Counsel of FXCM Inc., a Delaware corporation (the “Company”), I have acted as counsel for the Company in connection with the issuance and sale, from time to time, of up to $[_] of shares (the “Authorized Shares”) of Class A common stock, $0.01 par value per share, of the Company (the “Common Stock”), to be offered by the Company through Jefferies LLC (“Jefferies”) in one or more public offerings from time to time, pursuant to the Equity Distribution Agreement, dated as of [_], 2016 (the “Equity Distribution Agreement”), by and between the Company and Jefferies. Except as otherwise defined herein, terms used but not otherwise defined herein are used as defined in the Equity Distribution Agreement.

In connection with the opinion expressed herein, I have examined such documents, records and matters of law as I have deemed relevant or necessary for purposes of such opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.	The statements incorporated by reference in the prospectus supplement, dated [_], 2016, and the prospectus, dated August 2, 2016, from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 under the caption “Item 3. Legal Proceedings” and from the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 under the caption “Item 1. Legal Proceedings,” insofar as they purport to summarize law, legal documents, legal proceedings or legal matters, constitute accurate summaries thereof in all material respects.

2.	There are no legal governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement on Form S-3 (Registration No. 333-212489) other than those disclosed therein.

3.	All of the shares of Common Stock outstanding immediately prior to the offering of Authorized Shares have been duly authorized and are validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

As to facts material to the opinions and assumptions expressed herein, I have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Equity Distribution Agreement. I have not independently verified such matters.

This letter is furnished by me, as General Counsel to the Company, This letter is furnished by us to you, solely for your benefit in your capacity as sales agent under the Equity Distribution Agreement and solely with respect to the issuance and sale of the Authorized Shares by the Company, upon the understanding that I am not hereby assuming any professional responsibility to any other person whatsoever, and that this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

B-2-1

Very truly yours,

David S. Sassoon

B-2-2

Annex 1

FXCM Inc.

Class A Common Stock

(par value $0.01 per share)

TERMS AGREEMENT

Jefferies LLC

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

FXCM Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated October 3, 2016 (the “Equity Distribution Agreement”), between the Company and Jefferies LLC (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Equity Distribution Agreement.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “date on which Shares are delivered to the Agent pursuant to a Terms Agreement” within the meaning of Sections 3(i), (j) and (k) of the Equity Distribution Agreement.]*

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

______________________

*	Include only if the Agent has an over-allotment option.

Annex 1-1

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

FXCM INC.

By:

Name:

Title:

Accepted as of the date hereof:

Jefferies LLC

By:

Name:

Title:

Annex 1-2